UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2010

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51652	20-8365999
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Harrison Street, Suite 315A, Hoboken, New Jersey 07030
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 1-800-689-3939

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by this Item 1.01 is included under Item 3.02 of this current report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by this Item 2.03 is included under Item 3.02 of this current report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Private Placement of Units

On November 18, 2010 we issued 397,482 units at a purchase price of US$2.75 per unit for gross proceeds of US$1,093,075.  Each unit consists of one share of our common stock and one-half of one share purchase warrant.  Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of US$4.50 per share for a period of 18 months.  A finders fee of 10% of the gross proceeds may be paid to eligible finders.

We issued 18,000 units to one U.S. person, who was an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

We issued 397,482 units to eight non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Conversion of Convertible Notes

Pursuant to Convertible Notes outstanding in the amount of $1,919,418, on November 18, 2010, we have issued 853,075 units to the note holders at a deemed price of $2.25 per unit.  Each unit consists of one share of our common stock and one share purchase warrant.  Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of US $3.00 per share for a period of 24 months. A portion of the Convertible Notes had originally been convertible to units at $2.50 per unit.

We issued the units to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Conversion of Interest Bearing Notes

Pursuant to non-convertible, interest-bearing notes outstanding in the amount of $398,923, on November 18, 2010, we have issued 145,063 shares of common stock to the note holders at a deemed price of $2.75 per share.

We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Shares for Debt

On November 18, we issued 181,818 shares of our common stock at a deemed price of $2.75 per share to one creditor in settlement of $500,000 debt owing by us to our creditor.

We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits
10.1	Form of Subscription Agreement (US Purchasers)
10.2	Form of Subscription Agreement (non-US Purchasers)
10.3	Form of Warrant Certificate (US Warrant Holders)
10.4	Form of Warrant Certificate (non-US Warrant Holders)
10.5	Shares for Service and Subscription agreement dated November 1, 2010 with Eurogenet Labs SA
10.6	Subscription Agreement with Stonehedge Limited dated November 17, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Harvey Lalach
Harvey Lalach
President, Chief Operating Officer and Director
Date:  November 19, 2010